UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive
McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2015, TEGNA Inc. (the “Company”), consistent with its practice of updating its plans and programs from time to time in light of evolving market trends, froze participation in its existing change in control severance plan, the TEGNA Inc. Transitional Compensation Plan (the “TCP”), and adopted the TEGNA Inc. 2015 Change in Control Severance Plan (the “CIC Severance Plan”). The CIC Severance Plan continues to provide the Company with assurance that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Company and its affiliates and to promote certainty and minimize potential disruption for key executives of the Company in the event the Company is faced with or undergoes a change in control, with more restrictive terms and conditions than those included in the TCP. Participants in the CIC Severance Plan are selected by the Company’s board of directors (or a committee of non-employee directors). The Company’s current executive officers and certain other key executives participating in the TCP do not participate in the CIC Severance Plan, but will continue to participate in the TCP. Such executives will be eligible to receive severance benefits under the TCP in the event the Company’s undergoes a change in control.

Under the CIC Severance Plan, a participant who, in connection with a change in control of the Company or within two years following a change in control of the Company, experiences an involuntary termination without cause or who voluntarily terminates his or her employment for good reason, would receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants would receive a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control, and (2) the participant’s average annual bonus earned for the three fiscal years preceding the termination (or, if higher, the three fiscal years preceding the change in control). The severance multiple is 3.0 for a participant who is the Company’s Chief Executive Officer, 2.0 for a participant who is a member of the Company’s executive leadership team and also reports directly to the Company’s Chief Executive Officer, and 1.0 for all other participants. A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the date of termination.

The CIC Severance Plan does not provide excise tax gross-ups on payments to participants. A severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant.

On December 8, 2015, the Company also adopted the TEGNA Inc. Executive Severance Plan (the “Severance Plan”) in order to provide certain executives of the Company with severance benefits in the event of certain involuntary terminations of employment. Participants in the Severance Plan are selected by the Company’s board of directors (or a committee of non-employee directors) and include Victoria D. Harker (Executive Vice President and Chief Financial Officer), David T. Lougee (President/TEGNA Media), John A. Williams (President/TEGNA Digital), Todd A. Mayman (Executive Vice President/Chief Legal and Administrative Officer), Kevin E. Lord (Senior Vice President and Chief Human Resources Officer) and William A. Behan (Senior Vice President/Labor Relations). Gracia C. Martore, the Company’s President and Chief Executive Officer, is not a participant in the Severance Plan.

Under the Severance Plan, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and average annual bonus earned for the three fiscal years immediately preceding the termination. The severance multiple is 2.0 for a participant who is the Company’s Chief Executive

Officer, 1.5 for a participant who is a member of the Company’s executive leadership team and also reports directly to the Company’s Chief Executive Officer, and 1.0 for all other participants. Additionally, the participant would receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s competition, solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2015, the Company’s Board of Directors amended the company’s By-Laws to remove the director stock ownership requirements found in Article II, Section 5(D). The Company’s Principles of Corporate Governance, which are available on the company’s website, set forth the Company’s current guidelines for director stock ownership. The complete text of the Company’s By-Laws, as amended, are attached as Exhibit 3-2 to this Current Report and are incorporated herein by reference.

Item 8.01. Other Events.

On December 8, 2015, the Company updated its equity award agreements for its directors and officers. Each of the Company’s equity award agreements for officers now provides for “double trigger” vesting (rather than automatic accelerated vesting) of equity awards in the event the Company undergoes a change in control transaction in which the awards are continued or assumed, i.e., the award will not vest unless the recipient experiences an involuntary termination without cause or voluntarily terminates his or her employment for good reason within two years following a change in control of the Company. Director’s restricted stock unit award agreements were updated to pay awards one year after grant unless the director elects to defer receipt of the award under the Company’s nonqualified deferred compensation plan.

The Form of Director Restricted Stock Unit Award Agreement filed as Exhibit 10-3-1 to this Current Report replaces the Form of Director Restricted Stock Unit Award Agreement filed as Exhibit 10-6-9 to the Company’s Form 10-K for the fiscal year ended December 28, 2014.

The Form of Executive Officer Restricted Stock Unit Award Agreement filed as Exhibit 10-3-2 to this Current Report replaces the Form of Executive Officer Restricted Stock Unit Award Agreement filed as Exhibit 10-6-10 to the Company’s Form 10-K for the fiscal year ended December 28, 2014.

The Form of Executive Officer Performance Share Award Agreement filed as Exhibit 10-3-3 to this Current Report replaces the Form of Executive Officer Performance Share Award Agreement filed as Exhibit 10-6-11 to the Company’s Form 10-K for the fiscal year ended December 28, 2014.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Index to Exhibits attached hereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

TEGNA Inc.

By:	/s/ Todd A. Mayman
Todd A. Mayman, Executive Vice President, Chief Legal and Administrative Officer

Date: December 11, 2015

Index to Exhibits

Exhibit No.	Description

3-2	By-Laws, as amended through December 8, 2015

10-1	TEGNA Inc. 2015 Change in Control Severance Plan

10-2	TEGNA Inc. Executive Severance Plan

10-3-1	Form of Director Restricted Stock Unit Award Agreement

10-3-2	Form of Executive Officer Restricted Stock Unit Award Agreement

10-3-3	Form of Executive Officer Performance Share Award Agreement